SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2010

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15943		06-1397316
(Commission File Number)		(IRS Employer Identification No.)

251 Ballardvale Street Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 222-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 26, 2010, Charles River Laboratories International, Inc. (“Charles River”), and WuXi PharmaTech (Cayman) Inc. (“WuXi”), entered into an Agreement and Plan of Arrangement (the “Acquisition Agreement”).  The Acquisition Agreement provides that, upon the terms and subject to the conditions set forth in the Acquisition Agreement, Charles River will acquire all of the outstanding ordinary shares of WuXi (the “WuXi Shares”) by way of a scheme of arrangement under Cayman Islands law (the “Acquisition”).

In connection, and concurrently, with the Acquisition Agreement, (i) Charles River entered into a commitment letter (the “Commitment Letter”) with J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Banc of America Securities LLC and Bank of America, N.A., pursuant to which an aggregate amount of up to US$1.25 billion in debt financing will be made available to Charles River (the “Financing”), and (ii) Charles River entered into voting agreements (the “Voting Agreements”) with certain shareholders of WuXi, pursuant to which such shareholders committed, among other things, to vote in the aggregate approximately 14% of the outstanding WuXi ordinary shares in favor of the Acquisition.

The Acquisition Agreement

At the effective time of the Acquisition (the “Effective Time”), each WuXi shareholder will be entitled to receive for each outstanding WuXi ordinary share a combination of US$1.406 in cash, without interest, and a number of shares of Charles River common stock equal to $1.25 divided by the weighted average closing price of Charles River stock on the NYSE for the 20 trading days ending on the second business day prior to closing (but in no event more than 0.0336 nor less than 0.0290 shares of Charles River stock) (the “Acquisition Consideration”), subject to the payment by Charles River of cash in lieu of any fractional share of Charles River common stock.  Each outstanding WuXi American Depositary Share represents eight WuXi ordinary shares.

Consummation of the Acquisition is subject to certain conditions, including (i) the approval of the Acquisition by WuXi’s shareholders, (ii) the approval of the issuance of shares of Charles River common stock as part of the Acquisition Consideration by Charles River shareholders, (iii) the absence of any law or order prohibiting the closing, (iv) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino (the “HSR Act”), and, if necessary, receipt of certain foreign antitrust approvals, (v) subject to certain exceptions, the accuracy of representations and warranties, (vi) the absence of any developments which would reasonably be expected to have a Material Adverse Effect on either party and (vii) certain other customary closing conditions.

Charles River and WuXi have made customary representations, warranties and covenants in the Acquisition Agreement, including, among others, covenants (i) to conduct their respective businesses in the ordinary course consistent with past practice between the execution of the Acquisition Agreement and consummation of the Acquisition, (ii) to use reasonable best efforts to cause the Acquisition to be consummated, (iii) to cause meetings of their respective shareholders to be held to consider approval of the relevant transactions contemplated by the Acquisition Agreement, (iv) subject to certain exceptions, for their respective boards of directors to recommend shareholder approval of the relevant transactions contemplated by the Acquisition Agreement, (v) not to solicit proposals relating to alternative business combination transactions and (vi) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.

Prior to receipt of their respective shareholder approvals, the board of directors of either Charles River or WuXi may, in certain circumstances, change its recommendation with respect to the Acquisition (and, in the case of WuXi, terminate the Acquisition Agreement) in response to a Superior Proposal (as defined in the Acquisition Agreement) upon compliance with certain notice and other specified conditions set forth in the Acquisition Agreement.

The Acquisition Agreement contains certain termination rights for both Charles River and WuXi.  The Acquisition Agreement further provides that, upon termination of the Acquisition Agreement under specified circumstances, WuXi would be required to pay Charles River a termination fee of US$50 million.  Under certain other specified circumstances, Charles River would be required to pay WuXi a termination fee of US$25 million, US$50 million, or US$75 million, depending on the circumstances surrounding the termination.

The Acquisition Agreement provides that, at the Effective Time, Charles River shall take all action necessary to increase the size of its board of directors to 13 members and shall cause three individuals designated by WuXi (one of whom shall be Dr. Ge Li, the chief executive officer of WuXi) to be appointed to its board of directors, subject to the approval of such individuals by the Corporate Governance and Nominating Committee of Charles River’s board of directors.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.  The Acquisition Agreement has been included to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about Charles River or WuXi.  The representations, warranties and covenants contained in the Acquisition Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Acquisition Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Acquisition Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders.  Security holders are not third-party beneficiaries under the Acquisition Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Charles River or WuXi.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in Charles River’s or WuXi’s public disclosures.

The Commitment Letter

On April 26, 2010, Charles River entered into the Commitment Letter, pursuant to which J.P. Morgan Securities Inc. (“JPMorgan”) and Banc of America Securities LLC (“BAS”, and together with JPMorgan, the “Arrangers”) committed to provide senior secured credit facilities in an aggregate amount of US$1.25 billion, comprised of (i) US$1 billion under a five-year term loan facility (the “Term Loan”) and (ii) US$250 million under a five-year revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan, the “Credit Facilities”).  The Credit Facilities are intended to finance the Acquisition, replace Charles River’s existing credit facilities and provide ongoing working capital and liquidity to Charles River.

The Arrangers’ commitment to provide the Credit Facilities is subject to several conditions, including the nonoccurrence of a Closing Date Material Adverse Effect (as defined in the Commitment Letter) on Charles River and WuXi taken as a whole, the negotiation of definitive documentation, Charles River’s satisfaction of a maximum leverage ratio of 3.50:1.00, Charles River’s delivery of a solvency certificate to the Arrangers and other customary closing conditions more fully set forth in the Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 2.2 hereto, and is incorporated into this report by reference.

The Voting Agreements

On April 26, 2010, concurrently with and as an inducement for Charles River’s entry into the Acquisition Agreement, each of Dr. Ge Li and a related family trust, certain investment entities affiliated with General Atlantic LLC and certain investment entities affiliated with Warburg Pincus LLC (collectively, the “Supporting Shareholders”), being shareholders of WuXi and collectively holding approximately 14% of WuXi’s outstanding ordinary shares, entered into the Voting Agreements with Charles River.  Pursuant to the Voting Agreements, the Supporting Shareholders agreed to vote all of their outstanding WuXi ordinary shares in favor of the consummation of the Acquisition and against, among other things, any alternative business combination involving WuXi.  Each Supporting Stockholder has also granted an irrevocable proxy appointing Charles River as such Supporting Stockholder’s attorney-in-fact to vote his or its shares in accordance with the foregoing under certain circumstances.

Each Supporting Stockholder has agreed that, other than according to the terms of their respective Voting Agreements, he or it will not (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any WuXi ordinary shares or (ii) subject to certain limited exceptions, transfer, sell or otherwise dispose of any WuXi ordinary shares during the term of the applicable Voting Agreement.

The Voting Agreements will terminate upon the earliest of (i) the termination of the Acquisition Agreement in accordance with its terms, (ii) the consummation of the Acquisition and (iii) the date of any amendment, modification, change or waiver of the Acquisition Agreement executed after the date hereof that results in any decrease in the cash or stock portion of the Acquisition Consideration or the amount of the Acquisition Consideration or any delay in the consummation of the Acquisition until after the End Date, in each case, that is not consented to in writing by the Supporting Shareholders in their sole discretion.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is filed as Exhibit 2.3 hereto, and is incorporated into this report by reference.

Item 8.01. Other Events

On April 26, 2010, Charles River and WuXi issued a joint press release announcing the execution of the Acquisition Agreement.  The press release is attached as Exhibit 99.1 and is incorporated into this report by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and beliefs of Charles River, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the combination; 2) problems may arise in successfully integrating the businesses of the two companies; 3) the acquisition may involve unexpected costs; 4) the combined company may be unable to achieve cost synergies; 5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission (“SEC”) reports filed or furnished by Charles River.

Additional Information

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed combination of Charles River and WuXi.  In connection with the proposed transaction, Charles River will file a preliminary proxy statement and a definitive proxy statement with the SEC.  The information contained in the preliminary filing will not be complete and may be changed.  Before making any voting or investment decisions, investors and security holders are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be mailed to the shareholders of Charles River seeking their approval of the proposed transaction.  Charles River’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Charles River Laboratories, 251 Ballardvale Street, Wilmington, MA 01887, Attention: General Counsel. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov or shareholders may access copies of the documentation filed with the SEC by Charles River on Charles River’s website at www.criver.com.

Charles River and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding Charles River’s directors and executive officers is available in Charles River’s proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 30, 2010. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Charles River shareholders in connection with the proposed transaction will be set forth in the preliminary proxy statement when it is filed with the SEC.

This Current Report on Form 8-K does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities.  The shares of Charles River common stock to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Charles River intends to issue such Charles River shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.

Item 9.01.  Financial Statements and Exhibits
Exhibit No.	Description

2.1	Agreement and Plan of Arrangement dated as of April 26, 2010 between Charles River Laboratories International, Inc. and WuXi Pharmatech (Cayman) Inc.

2.2
Commitment Letter dated as of April 26, 2010 among Charles River Laboratories International, Inc., J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Banc of America Securities LLC and Bank of America, N.A.

2.3	Form of Voting Agreement dated as of April 26, 2010 and the signatories thereto.

99.1	Press Release issued jointly by Charles River Laboratories International, Inc. and WuXi Pharmatech (Cayman) Inc., dated April 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.
Date:	April 26, 2010	By:	/s/ Matthew Daniel
			Name:	Matthew Daniel
			Title:	Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS
Exhibit No.	Description

2.1	Agreement and Plan of Arrangement dated as of April 26, 2010 between Charles River Laboratories International, Inc. and WuXi Pharmatech (Cayman) Inc.

2.2
Commitment Letter dated as of April 26, 2010 among Charles River Laboratories International, Inc., J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Banc of America Securities LLC and Bank of America, N.A.

2.3	Form of Voting Agreement dated as of April 26, 2010 and the signatories thereto.

99.1	Press Release issued jointly by Charles River Laboratories International, Inc. and WuXi Pharmatech (Cayman) Inc., dated April 26, 2010